Exhibit 10.49

February 7, 2005

James McCubbin
Vice President, Chief Financial Officer
WidePoint Corporation
One Lincoln Centre
18W140 Butterfield Road, Suite 1100
Oakbrook Terrace, Illinois 60181

Re: Modification of $5,000,000 Line of Credit to WidePoint Corporation

Dear Jim:

As described below, RBC Centura Bank agrees to modify the existing terms of the $5,000,000 Line of Credit (“Loan”) to WidePoint Corporation (“Borrower”) evidenced by a Commitment Letter dated October 12, 2004 as well as Loan Documents including a Commercial Promissory Note, Loan and Security Agreement, and Unconditional Guaranty and Security Agreement all dated October 22, 2004, and any replacements, modifications, or amendments thereto.

Loan Modification(s):

The Funded Debt to EBITDA Ratio in the Financial Covenants section of the Commitment Letter dated October 12, 2004 shall be deleted and replaced with the following:

“The Borrower and Guarantors on a combined basis shall maintain a ratio of Funded Debt to EBITDA, calculated on an annualized year-to-date basis, of not greater than 3.0 to 1.0. For the year 2004, year-to-date shall be defined as the period from when the Borrower acquired Operational Research Consultants, Inc. until December 31, 2004. ”

Section 6.8.1. Funded Debt to EBITDA of the Loan and Security Agreement dated October 22, 2004 shall be deleted and replaced with the following:

“Borrower and its Subsidiaries shall maintain as of the end of each fiscal quarter, on a consolidated basis in accordance with GAAP, a ratio of Funded Debt to EBITDA, calculated on an annualized year-to-date basis, of not greater than 3.0 to 1. ” For the year 2004, year-to-date shall be defined as the period from when the Borrower acquired Operational Research Consultants, Inc. until December 31, 2004. ”

If the above modifications are acceptable, then please indicate your acceptance by having all of the appropriate parties execute their acceptance below and by returning this executed letter to me.

Please call me at 703-827-0739 if you have any questions.

Sincerely,

RBC CENTURA BANK

By:

Print Name: Greg D. Wheeless
Title: Northern Virginia Market Executive

ACCEPTED AND AGREED TO:

Borrower:

Company Name: WidePoint Corporation
By:

Name: James McCubbin
Title: Secretary, Vice President, & CFO
Date:

Corporate Guarantor(s) – existing subsidiaries:

Company Name: WidePoint IL, Inc.	Company Name: WP NBIL Inc.
By:	By:

Name: James McCubbin	Name: James McCubbin
Title: Secretary, Vice President, & CFO	Title: Secretary, Vice President, & CFO
Date:	Date:

Company Name: Chesapeake Government Technologies, Inc.	Company Name: Operational Research Consultants, Inc.
By:	By:

Name: James McCubbin	Name: James McCubbin
Title: Secretary, Vice President, & CFO	Title: Secretary, Treasurer
Date:	Date:

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